EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                                 CRT CORPORATION

                                   ARTICLE I.

                             MEETING OF STOCKHOLDERS

      SECTION 1. The annual meeting of the stockholders of the Corporation shall be held at its office in the City of Laguna Hills, State of California, at 9 o'clock A.M. on the 8th thy of October in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing Directors of the Corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

      At least five (5) days' written notice specifying the time and place, when and where the Annual Meeting shall be convened, shall be mailed by United States mail addressed to each of the Stockholders of record at the time of issuing the notice at his, her, or its last known address as the same appears on the books of the corporation.

      SECTION 2. Special meetings of the Stockholders may be held at the office of the Corporation in the State of Nevada or elsewhere, whenever called by the President, by the Board of Directors, or by vote of, or an instrument in writing signed by the holders of the issued and outstanding capital stock of the corporation. At least ten (10) days' written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and reasons for calling the same, shall be mailed by United States mail, addressed to each of the Stockholders of record at the time of issuing the notice, at his, her or its last known address as the same appears on the books of the corporation.

      SECTION 3. If all the Stockholders of the corporation shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the Stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any Corporate action may be taken.

      The written certificate of the Officer or Officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several Stockholders, and the respective addresses to which the same were mailed, shall be prima fade evidence of the manner and fact of the calling and giving such notice.

      If the address of any stockholder does not appear upon the books of the company, it will be sufficient to address any such notice to such Stockholder at the principal office of the Corporation.

      SECTION 4. All lawful business to be transacted by the stockholders of the corporation may be transacted at any special meeting or at any adjournment thereof. However, only such business as shall have been referred to in the notice calling such meetings shall be acted upon at special meeting of the Stockholders, but at any Stockholders meeting at which all of the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

      SECTION 5. At the Stockholders' meeting, the holders of fifty-one percent (51%) of the entire issued and outstanding capital stock of the company shall constitute a quorum for the purposes of such meetings.

      If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy, at the time and place fixed by these Bylaws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the Stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

      SECTION 6. At each meeting of the Stockholders, every Stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such Stockholder or by his duly authorized Attorney. Each Stockholder shall have one vote for each share of stock standing registered in his, her, or its name on the books of the Corporation as of the tenth day preceding the day of such meeting. The votes for Directors, and upon demand by any Stockholder, the votes upon any question before the meeting, shall be by voice vote.

      At each meeting of the Stockholders, a full, true, and complete alphabetical list, certified by the Secretary of the Company and indicating the number of shares held by each, of all the Stockholders entitled to vote at such meeting, shall be furnished. Said list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the Stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of Stockholders, shall be entitled to vote at such meeting. Proxies and Powers of Attorney to vote must be filed with the Secretary of the Corporation before an election or a meeting of the Stockholders, or they cannot be used at such election or meeting.

      SECTION 7. At each meeting of the Stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and taken charge of, for the purpose of the meeting; and all questions touching the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding Officer of the meeting.

      SECTION 8. At the Stockholders' meetings, the regular order of business shall be as follows:

      1.    Reading and approval of the Minutes of previous meeting or meetings;

      2. Reports of the Board of Directors, the President, Treasurer, and Secretary of the Corporation in the order named;

      3.    Reports of Committees;

      4.    Election of Directors;

      5.    Unfinished Business;

      6.    New Business; and

      7.    Adjournment.

                                  ARTICLE II.

                          DIRECTORS AND THEIR MEETINGS

      SECTION 1. The Board of Directors of the Corporation shall consist of at least one person who shall be chosen each year by the Stockholders at the annual Stockholders' Meeting, and who shall hold office for one year, until their successors are elected and qualify.

      SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification, or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining, Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

      SECTION 3. Meetings of the Directors may be held at the principal office of the Corporation in the state of Nevada, in the state of California, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

      SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the Stockholders or immediately after the election of Directors at such annual meeting.

      Regular meetings of the Board of Directors shall be held at the offices of the Corporation the City of Laguna Hills, State of California, on the 8th day of October each year at 10 o'clock A.M. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these By-Laws for holding such regular meetings.

      Special meetings of the Board of Directors may be held on the call of the President or Secretary with at least three (3) days' notice by mail or telegraph.

      Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without notice or of which notice shall have been waived by all absentees, shall be valid for all purposes, provided a quorum shall be present, unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

      Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

      SECTION 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business; provided, however, that in the fixing of salaries of the Officers of the Corporation, the unanimous action of all of the Directors shall be required.

      SECTION 6. A Director need not be a stockholder of the corporation.

      SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the company is able to declare and pay dividends on its capital stock.

      SECTION 8. The Board of Directors shall make a report to the Stockholders, at annual meetings of the Stockholders, of the condition of the company and shall, upon request, furnish each of the Stockholders with a true copy thereof.

      The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the Stockholders called for the purpose of considering any such contract or act, which, if approved or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, shall be valid and binding upon the Corporation and upon all the Stockholders thereof, as if it had been approved or ratified by every Stockholder of the Corporation, provided that a lawful quorum of Stockholders be there represented in person or by proxy.

      SECTION 9. The Board of Directors shall have the power from time to time to provide for the management of the Officers of the company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the company to any standing or special Committee or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers (including the power to subdelegate) and upon any such terms as may be deemed appropriate.

      SECTION 10. The Board of Directors is vested with complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise its entire corporate authority for such purpose as the General Agent of the Company.

      SECTION 11. The regular order of business at meetings of the Board of Directors shall be as follows:

      1. Reading and approval of the minutes of any previous meeting or meetings;

      2.    Reports of Officers and Committeemen;

      3.    Election of Officers;

      4.    Unfinished business;

      5.    New business; and

      6.    Adjournment.

                                  ARTICLE III.

                            OFFICERS AND THEIR DUTIES

      SECTION 1. The Board of Directors, at its first meeting and at each meeting after the annual meeting of Stockholders, shall elect a President, a Secretary, and a Treasurer, to hold office for one year, until their successors are elected and qualify. The officers of the Secretary and Treasurer may be held by one person.

      Any vacancy in any of said offices may be filled by the Board of Directors.

      The Board of Directors may, from time to time, appoint by resolution such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the company as it may deem advisable, and prescribe their duties and fix their compensation. All such appointed Officers shall be subject to removal at any time by the Board of Directors. All Officers, Agents, and Factors of the company shall be chosen and appointed in such manner and shall hold their Office for such terms as the Board of Directors may by resolution prescribe.

      SECTION 2. The President shall be the Executive Officer of the Corporation and shall have the supervision of and the direction of the Corporation's affairs, subject to the control of the Board of Directors, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other Officer of the Corporation. He shall be a member of the Executive committee, and the Chairman thereof. He shall preside at all meetings of the Board of Directors; at all meetings of the Stockholders; shall sign the Certificates of Stock issued by the Corporation; and shall perform such other duties as shall be prescribed by the Board of Directors.

      SECTION 3. The Vice President shall be vested with all the powers to perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the Corporation, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

      SECTION 4. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse for collection, on behalf of the Corporation, checks, notes, and other obligations; he shall deposit all monies to the credit of the Corporation in such bank or banks or other depository as the Board of Directors may designate; and he shall sign all receipts and vouchers for payments made by the Corporation, except as herein otherwise provided. He shall sign with the President all bills of exchange and promissory notes of the Corporation; he shall have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Corporation as the Board of Directors shall designate; he shall sign all papers required to be signed by the Treasurer, whether required by law, by the By-Laws, or by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation. He shall at all reasonable times exhibit the books of account to any Directors of the Corporation during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

      The Treasurer shall, if required by the Board of Directors, give bond to the Corporation conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such surety as shall be approved by the Board of Directors, with expense of such bond to be borne by the Corporation.

      SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the Corporation or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the Corporation in such sum and with such security as it shall approve, conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the Corporation.

      SECTION 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all Meetings of the Stockholders and of the Executive Committee in books provided for that purpose. He shall attend to the giving and serving of all notices of the Corporation; he may sign with the President or Vice-President, in the name of the Corporation, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the Corporate Seal, if any, of the Corporation thereto when so authorized by the Board of Directors or Executive Committee; he shall have the custody of the Corporate Seal, if any, of the Corporation; he shall affix the Corporate Seal, if any, to all Certificates of Stock duly issued by the Corporation; he shall have charge of Stock Certificates Books, Transfer Books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Corporation during business hours, and he shall, in general, perform all duties incident to the Office of Secretary.

      SECTION 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the Corporation or by the Board of Directors.

      SECTION 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, to act at, and to vote at any meetings of the Stockholders of any Corporation in which the Corporation may hold stock, and at any such meetings, he shall possess and may exercise any and all rights and powers incident to the ownership of such stock which as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may, from time to time by resolution, confer like powers on any person or persons in place of the President to represent the Corporation for the purposes in this section mentioned.

                                  ARTICLE IV.

                                  CAPITAL STOCK

      SECTION 1. The capital stock of the Corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

      SECTION 2. Ownership of stock in the Corporation shall be evidenced by Certificates of Stock in such forms as shall be prescribed by the Board of Directors, and shall be under the Seal of the Corporation and signed by the President or the Vice-President and also by the All certificates shall be consecutively numbered, with the name of the person owning the shares represented thereby with the number of such shares and the date of issue, and such information shall be entered on the Corporation's books.

      No certificate shall be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary.

      All certificates surrendered to the Corporation shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

      SECTION 3. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner thereof, made either in person or under assignment, at which time a new certificate shall be issued therefor.

      Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Corporation.

      SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

      The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

      SECTION 5. The Stock Transfer Books shall be closed for all meetings of the Stockholders for a period of ten (10) days prior to such meetings, and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors. During such periods no stock shall be transferable.

      SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed shall make affidavit or affirmation of the fact, and shall deposit said affidavit or affirmation with the Corporation. At the end of six months after the deposit of said affidavit or affirmation, and upon such person or persons giving Bond of Indemnity to the Corporation with surety to be approved by the Board of Directors in double the current value of stock against any damage, loss, or inconvenience to the Corporation which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

                                   ARTICLE V.

                                OFFICES AND BOOKS

      SECTION 1. The principal offices of the Corporation shall be located in the city of Laguna Hills, and the Corporation may have a principal office in any other state or territory as the Board of Directors may designate.

      SECTION 2. The Stock Transfer Books and-a copy of the By-Laws and Articles of-Incorporation of the Corporation shall be kept at the principal offices of the Corporation in the City of Laguna Hills, State of California, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the Corporation shall be kept at such places as may be prescribed by the Board of Directors.

                                  ARTICLE VI.

                                  MISCELLANEOUS

      SECTION 1. The Board of Directors shall have the power to reserve, over and above the capital stock paid in, such an amount as in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the Corporation in excess of the amounts so reserved, and pay the same to the Stockholders of the Corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Corporation.

      SECTION 2. No agreement, contract, or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the Corporation for more than five-hundred dollars ($500.00), shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

      SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name of and on behalf of the Corporation.

      SECTION 4. All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Corporation.

      SECTION 5. No note, draft, acceptance, endorsement, or other evidence of indebtedness shall be valid or against the Corporation unless the same shall be signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice-President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, make endorsements for deposit to the credit of the Corporation in all its duly authorized depositories.

      SECTION 6. No loan or advance of money shall be made by the Corporation to any Stockholder or Officer therein, unless the Board of Directors shall otherwise authorize. SECTION 7. No director or executive officer of the Corporation shall be entitled to any salary or compensation for any services performed for the Corporation, unless such salary or compensation shall be fixed by resolution of the Board of Directors and adopted by the unanimous vote of all the Directors voting in favor thereof.

      SECTION 7. The Corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks, bonds, or securities of any other Corporation, if and as often as the Board of Directors shall so elect.

      SECTION 8. The Directors shall have power to authorize and cause to be executed, mortgages and liens, without limit as to amount, upon the property and franchise of this Corporation, pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have the authority to dispose in any manner of the whole property of this Corporation.

      SECTION 9. The Board of Directors may elect, by resolution, to have a Corporate Seal, and if so electing, shall specify in the said resolution the design of the said seal.

                                  ARTICLE VII.

                               AMENDMENT OF BYLAWS

      SECTION 1. Amendments and changes to these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of or a consent in writing signed by all of the holders of the issued and outstanding capital stock of the above-named corporation.

      KNOW ALL MEN BY THESE PRESENTS: That We, the undersigned, being the all of the Directors of the above named Corporation, do hereby consent to the foregoing By-Laws and adopt the same as and for the By-Laws of said Corporation.

      IN WITNESS WHEREOF, We have hereunto set our hands this 8th day of October, 1996.


                                        /s/ Louis Cherry
                                        ---------------------------------
                                        Louis Cherry


                                        /s/ Al Reda
                                        ---------------------------------
                                        Al Reda